SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 14, 2003

Humatech, Inc.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	O-28557 (Commission File Number)	36-3559839 (I.R.S. Employer Identification No.)

1718 Fry Road, Suite 450 Houston, Texas 77084 (Address of principal executive offices) (zip code)

(281) 828-2500 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 4. Changes in Registrant’s Certifying Accountant
On May 5, 2003, S.W. Hatfield, CPA, the independent accountant previously engaged as the principal accountant to audit the financial statements of Humatech, Inc., declined appointment as the Company’s independent certified public accounts, and resigned as auditors for the Company. On May 12, 2003, the Company filed a Current Report on Form 8-K dated May 9, 2003 describing Hatfield’s resignation.

On July 14, 2003, the Company engaged Epstein, Weber & Conover, PLC as its independent certified public accountant.

During the two most recent fiscal years, or any subsequent interim period prior to engaging Epstein, Weber & Conover, PLC, neither the Company nor anyone acting on the Company's behalf consulted with Epstein, Weber & Conover, PLC regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or (ii) the type of audit opinion that might be rendered on the Company's financial statements where either written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (iii) any matter that was the subject of a disagreement with the Company's former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report.

EXHIBITS

None.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2003	Humatech, Inc.,
an Illinois corporation

/s/ David G. Williams

By: David G. Williams
Its: President

3